Exhibit (d)(40)(i)

INVESTMENT SUB-SUB-SUB ADVISORY AGREEMENT

INVESTMENT SUB-SUB-SUB-ADVISORY AGREEMENT, dated as of February 10, 2023, by and between FIL Investment Advisors (“FIA” or “Sub-Sub-Adviser”), and FIL Investment Advisors (UK) Limited (“FIAUK” or “Sub-Sub-Sub Adviser”).

WHEREAS, Equitable Investment Management Group, LLC, a limited liability company organized in the State of Delaware (“Adviser”), has entered into an investment advisory agreement (“Advisory Agreement”) with EQ Advisors Trust (“Trust”), an investment company registered under the Investment Company Act of 1940, as amended (“Investment Company Act”) whereby the Adviser acts as the primary adviser to the portfolios of the Trust;

WHEREAS, the Adviser has entered into an investment sub-advisory agreement (“Investment Sub-Advisory Agreement”) with FIAM LLC, a Delaware limited liability company (“FIAM” or “Sub-Adviser”), pursuant to which FIAM has been retained to render investment advisory and certain other services (collectively “Services”) to the portfolio(s) (or an allocated portion thereof) of the Trust set forth in Appendix A attached thereto, as amended from time to time, in the manner and on the terms therein set forth;

WHEREAS, under the Investment Sub-Advisory Agreement, the Adviser consented to FIAM to employ and engage third party sub-advisers, as specified in Appendix B of the Investment Sub-Advisory Agreement, to assist with providing the Services to be performed by FIAM thereunder;

WHEREAS, in accordance with the Investment Sub-Advisory Agreement, FIAM retained FIA to assist it in rendering the Services to the portfolio(s) (or an allocated portion thereof) of the Trust set forth in Appendix A attached hereto, as amended from time to time (each, a “Portfolio” or collectively, the “Portfolios”);

WHEREAS, FIA in turn desires to retain FIAUK to assist it in rendering the Services to the Portfolio(s) in the manner and on the terms herein set forth;

WHEREAS, FIAUK desires and is willing to assist FIA in rendering the Services to the Portfolio(s) set forth herein; and

WHEREAS, each of FIA and FIAUK is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”);

NOW, THEREFORE, the Sub-Sub-Adviser and the Sub-Sub-Sub-Adviser agree as follows:

1.    APPOINTMENT OF SUB-SUB-SUB-ADVISER

The Sub-Sub-Adviser hereby appoints the Sub-Sub-Sub-Adviser to act as sub-sub-sub-adviser to the Portfolio(s), subject to the supervision and oversight of the Sub-Sub-Adviser, the Sub-Adviser, the Adviser and the Trust’s Board of Trustees (“Trust Board”), and in accordance with the terms and conditions of this Agreement. The Sub-Sub-Sub-Adviser will be an independent contractor and will have no authority to act for or represent the Sub-Sub-Adviser, the Sub-Adviser, the Adviser or the Trust in any way or otherwise be deemed an agent of the Sub-Sub-Adviser, the Sub-Adviser, the Adviser or the Trust, except as expressly authorized in this Agreement or another writing by the Sub-Sub-Adviser, the Sub-Adviser, the Adviser or the Trust and the Sub-Sub-Sub-Adviser.

2.    ACCEPTANCE OF APPOINTMENT

The Sub-Sub-Sub-Adviser accepts its appointment as sub-sub-sub-adviser to the Portfolio(s) and agrees to render the Services herein set forth, for the compensation herein provided.

The assets of the Portfolio(s) will be maintained in the custody of a custodian (who shall be identified by the Adviser in writing to the Sub-Sub-Adviser). Each of the Sub-Sub-Adviser and Sub-Sub-Sub-Adviser will not have custody of any cash, securities or other assets of the Portfolio(s) and will not be liable for any loss resulting from any act or omission of the custodian other than acts or omissions arising in reliance on instructions of the Sub-Sub-Sub-Adviser.

3.    SERVICES TO BE RENDERED BY SUB-SUB-SUB-ADVISER

A. As a sub-sub-sub-adviser to the Portfolio(s), the Sub-Sub-Sub-Adviser will invest and reinvest the assets of the Portfolio(s) and determine the composition of the assets of the Portfolio(s), subject always to the supervision and control of the Sub-Sub-Adviser, the Sub-Adviser, the Adviser and the Trust Board.

B. As part of the Services it will provide hereunder, the Sub-Sub-Sub-Adviser will:

(i) obtain and evaluate, to the extent deemed necessary or advisable by the Sub-Sub-Sub-Adviser in its discretion, pertinent economic, statistical, financial and other information affecting the economy generally and individual companies or industries, the securities of which are included in the Portfolio(s) or are under consideration for inclusion in the Portfolio(s);

(ii) formulate and implement a continuous investment program for each of the Portfolio(s);

(iii) take whatever reasonable steps are necessary to implement the investment program(s) for the Portfolio(s) by arranging for the purchase and sale of securities and other investments, including issuing directives to the administrator and sub-administrator of the Trust as necessary for the appropriate implementation of the investment program(s) of the Portfolio(s);

(iv) keep the Sub-Sub-Adviser fully informed in writing on an ongoing basis as agreed by the Sub-Sub-Adviser and the Sub-Sub-Sub-Adviser of all material facts concerning the investment and reinvestment of the assets of the Portfolio(s), the Sub-Sub-Sub-Adviser and its key investment personnel and operations; make regular and periodic special written reports of such additional information concerning the same as may reasonably be requested from time to time by the Sub-Sub-Adviser, the Sub-Adviser, the Adviser or the Trust Board; and attend meetings with the Sub-Sub-Adviser, the Sub-Adviser, the Adviser and/or the Trust Board, as reasonably requested, to discuss the foregoing;

(v) in accordance with procedures and methods established by the Trust Board, which may be amended from time to time, to the extent not prohibited by applicable law or confidentiality obligation, provide, upon request, reasonable assistance in determining the fair value of, and/or use reasonable efforts to arrange for the provision of valuation information or fair value prices from parties independent of the Sub-Sub-Sub-Adviser for, each security or other asset of the Portfolio(s) for which market quotations are not readily available. The Sub-Sub-Adviser agrees that the Sub-Sub-Sub-Adviser is not a pricing agent for the Trust;

(vi) provide, upon request, any and all reasonable material composite performance information, records and supporting documentation about accounts the Sub-Sub-Sub-Adviser manages that have investment objectives, policies and strategies substantially similar to those employed by the Sub-Sub-Sub-Adviser in managing the Portfolio(s) or that may be reasonably necessary, under applicable laws, to allow the Trust or its agent to present information concerning the Sub-Sub-Sub-Adviser’s prior performance in the Prospectus (as hereinafter defined) or in any permissible reports and materials prepared by the Sub-Adviser, the Adviser, the Trust or their agents; and

(vii) to the extent that the Sub-Sub-Sub-Adviser has the information, cooperate with and provide reasonable assistance to the Sub-Sub-Adviser, the Sub-Adviser, the Adviser, the Trust’s administrator, the Trust’s custodian and foreign custodians, the Trust’s transfer agent and pricing agents, and all other agents and representatives of the Trust and the Adviser; keep all such persons fully informed as to such matters as they may reasonably deem necessary to the performance of their obligations to the Sub-Sub-Adviser, the Trust and the Adviser; and provide prompt responses to reasonable requests made by such persons and maintain any appropriate interfaces with each so as to promote the efficient exchange of information.

C. In furnishing Services hereunder, the Sub-Sub-Sub-Adviser shall be subject to, and shall perform in accordance with, the following: (i) the Trust’s Agreement and Declaration of Trust and By-Laws, each as amended from time to time (“Governing Documents”); (ii) the currently effective Prospectus and Statement of Additional Information of the Trust, filed with the U.S. Securities and Exchange Commission (“SEC”) as part of the Trust’s registration statement on Form N-1A and delivered to the Sub-Sub-Adviser, as amended and/or supplemented (“Prospectus”); (iii) the Investment Company Act and the Advisers Act and the rules under each, and all other federal and state laws or regulations applicable to the Trust and the Portfolio(s), provided, however, that Sub-Sub-Sub-Adviser will be responsible to comply with restrictions on permitted investments set forth in applicable state insurance law only to the extent that notice of such restrictions have been communicated in writing to Sub-Sub-Sub-Adviser; (iv) the Sub-Sub-Sub-Adviser’s policies and procedures adopted in accordance with Rule 38a-1 under the Investment Company Act and Rule 206(4)-7 under the Advisers Act; (v) the Trust’s Compliance Manual and other policies and procedures adopted from time to time by the Trust Board as they relate to the Portfolio(s); and (vi) the written instructions of the Sub-Sub-Adviser and/or the Adviser. Prior to the commencement of the Sub-Sub-Sub-Adviser’s Services hereunder, the Sub-Sub-Adviser will forward to the Sub-Sub-Sub-Adviser current copies of the Governing Documents, Prospectus, Compliance Manual, and other relevant policies and procedures adopted by the Trust Board that are provided by the Adviser to the Sub-Sub-Adviser. The Sub-Sub-Adviser will forward to the Sub-Sub-Sub-Adviser any copies or other written notice of any amendments, modifications or supplements to any such above-mentioned document that are provided by the Sub-Adviser to the Sub-Sub-Adviser. The Sub-Sub-Sub-Adviser shall be afforded a reasonable amount of time to implement any change in applicable law, rule or regulation (but in no event, except after obtaining a proper exemptive order or other relief or the Adviser’s consent, beyond the mandatory compliance date for any such change), any change in the Governing Documents, Prospectus, Compliance Manual, or other relevant policies and procedures adopted by the Trust Board. The Sub-Sub-Adviser is not a compliance agent for the Trust, the Sub-Adviser or the Adviser, may not have access to all of the books and records of the Portfolio(s) necessary to perform compliance testing, and will not be obligated to request any books and records of the Portfolio(s) not in its or the Sub-Sub-Sub-Adviser’s possession for purposes of compliance testing.

D. In furnishing Services hereunder, to the extent prohibited under, or necessary to comply with, the Investment Company Act, the Sub-Sub-Sub-Adviser will not consult with any other sub-adviser to (i) the Portfolio(s), (ii) any other portfolio of the Trust or (iii) any other investment company under common control with the Trust concerning transactions of the Portfolio(s) in securities or other assets. (For the avoidance of doubt, the foregoing restriction shall not be deemed to prohibit the Sub-Sub-Sub-Adviser from consulting with (i) any of its affiliated persons concerning transactions in securities or other assets, or (ii) the Sub-Adviser).

E. The Sub-Sub-Sub-Adviser, at its expense, will furnish: (i) all necessary facilities and personnel, including salaries, expenses and fees of any personnel, required for it to faithfully perform its duties under this Agreement; and (ii) administrative facilities, including bookkeeping, and all equipment necessary for the efficient conduct of the Sub-Sub-Sub-Adviser’s duties under this Agreement. The Sub-Sub-Sub-Adviser will not be responsible for the expenses of the Portfolio(s), the Trust or the Adviser, including, but not limited to: expenses incurred in the distribution of shares of the Portfolio(s); fees and expenses related to any required filings, or any amendment or supplement thereto, under the Securities Act of 1933, as amended (“Securities Act”), the Investment Company Act or otherwise; interest expense, taxes, fees and commissions of every kind; and charges and expenses of custodians, transfer agents, dividend disbursing agents, shareholder servicing agents and other service providers to the Portfolio(s) or the Trust.

F. The Sub-Sub-Sub-Adviser will select brokers and dealers to effect all portfolio transactions for the Portfolio(s) subject to the conditions set forth herein. The Sub-Sub-Sub-Adviser will place all necessary orders with brokers, dealers or issuers, and will negotiate brokerage commissions, if applicable. To the extent not inconsistent with its Execution Quality policy and Form ADV, the Sub-Sub-Sub-Adviser is directed at all times to seek to execute transactions for the Portfolio(s) in accordance with any written policies, practices or procedures (i) established by the Trust Board or the Adviser and provided to the Sub-Sub-Adviser and the Sub-Sub-Sub-Adviser or (ii) described in the Prospectus. In placing any orders for the purchase or sale of investments for the Portfolio(s), in the name of the Portfolio(s) or a nominee of the Portfolio(s), the Sub-Sub-Sub-Adviser shall use its best efforts to seek to obtain for the Portfolio(s) “best execution,” consistent with its obligations under applicable laws and regulations considering all factors it deems relevant, as described in the Sub-Sub-Sub-Adviser’s Form ADV and Execution Quality policy, and shall maintain records adequate to demonstrate compliance with this requirement. In no instance will securities or other assets be purchased from or sold to the Sub-Adviser, the Sub-Sub-Sub-Adviser, or any affiliated person thereof, except in accordance with the Investment Company Act, the Advisers Act and the rules under each, and all other federal and state laws or regulations applicable to the Trust and all factors Sub-Sub-Sub-Adviser deems relevant, as described in the Sub-Sub-Sub-Adviser’s Form ADV and Execution Quality policy.

G. Subject to the appropriate policies and procedures approved by the Trust Board, the Sub-Sub-Sub-Adviser may, to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), cause the Portfolio(s) to pay a broker or dealer that provides brokerage or research services to the Sub-Sub-Sub-Adviser, the Sub-Sub-Adviser, the Sub-Adviser or the Adviser an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Sub-Sub-Adviser determines, in good faith, that such amount of commission is reasonable in relationship to the value of the brokerage or research services provided viewed in terms of either that particular transaction or the Sub-Sub-Sub-Adviser’s overall responsibilities with respect to the accounts as to which it exercises investment discretion. To the extent authorized by Section 28(e) and the Trust Board, the Sub-Sub-Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action. Subject to, and limited by, the Sub-Sub-Sub-Adviser’s obligation to seek best execution as described in paragraph 3(F) above, the Adviser or the Trust Board may direct the Sub-Sub-Sub-Adviser to effect transactions in portfolio securities through broker-dealers in a manner that will help generate resources to pay the cost of certain expenses that the Trust is required to pay or for which the Trust is required to arrange payment.

H. On occasions when the Sub-Sub-Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Portfolio(s) as well as other clients of the Sub-Sub-Sub-Adviser, the Sub-Sub-Sub-Adviser to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. Allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Sub-Sub-Adviser in the manner which the Sub-Sub-Sub-Adviser considers to be equitable and consistent with its fiduciary obligations to the Portfolio(s) and to its other clients over time. The Sub-Sub-Adviser agrees that the Sub-Sub-Sub-Adviser and its affiliates may give advice and take action in the performance of their duties with respect to any of their other clients that may differ from advice given, or the timing or nature of actions taken, with respect to the Portfolio(s). The Sub-Sub-Adviser also acknowledges that Sub-Sub-Sub-Adviser and its affiliates are fiduciaries to other entities, some of which have the same or similar investment objectives (and will hold the same or similar investments) as the Portfolio(s), and that the Sub-Sub-Sub-Adviser will carry out its duties hereunder together with its duties under such relationships. Nothing in this Agreement shall be deemed to confer upon the Sub-Sub-Sub-Adviser any obligation to purchase or sell or to recommend for purchase or sale for the Portfolio(s) any investment that the Sub-Sub-Sub-Adviser, its affiliates, officers or employees may purchase or sell for its or their own account or for the account of any client, if in the sole discretion of the Sub-Sub-Sub-Adviser it is for any reason impractical or undesirable to take such action or make such recommendation for the Portfolio(s). Sub-Sub-Adviser understands that the value of investments made for the Portfolio(s) may increase as well as decrease, is not guaranteed and past performance is no guarantee of future results. Sub-Sub-Sub-Adviser has not made and is not making any guarantees, including any guarantee as to any specific level of performance of the Portfolio(s) or the performance of the Portfolio(s) relative to any standard or index, including other clients of Sub-Sub-Sub-Adviser. Sub-Sub-Adviser acknowledges that each Portfolio is designed for the described investment objective and is not intended as a complete investment program and also understands that investment decisions made on behalf of the Portfolio by Sub-Sub-Sub-Adviser are subject to various market and business risks.

I. The Sub-Sub-Sub-Adviser will maintain all accounts, books and records with respect to the Portfolio(s) that are required of a sub-adviser of a registered investment company pursuant to the Investment Company Act and Advisers Act and the rules thereunder and that are not being maintained by the Adviser, and shall file with the SEC all forms pursuant to Section 13 of the Exchange Act with respect to its duties as are set forth herein. For avoidance of doubt, any reference to “sub-adviser” in this Agreement, includes the Sub-Adviser, the Sub-Sub-Adviser and the Sub-Sub-Sub-Adviser.

J. The Sub-Sub-Sub-Adviser will, unless and until otherwise directed by the Sub-Sub-Adviser, the Adviser or the Trust Board, exercise in accordance with the Sub-Sub-Sub-Adviser’s policies and procedures the rights of security holders with respect to securities held by the Portfolio(s) relating to voting proxies, converting, tendering, exchanging or redeeming securities. Sub-Sub-Sub-Adviser will provide, in order to facilitate actions to be taken by the Adviser, information concerning class action litigations, bankruptcies or corporate reorganizations (including litigation with respect to securities previously held by the portfolio as long as the Sub-Sub-Sub-Adviser purchased the security). The

Sub-Sub-Sub-Adviser will not be responsible for making any class action filings on behalf of the Portfolio(s). The Sub-Sub-Sub-Adviser shall cooperate with the Adviser to the extent necessary for the Adviser to pursue or participate in any such action. The Sub-Sub-Sub-Adviser will forward all proof of claim forms and related materials to the Portfolio’s custodian or the Adviser upon receipt. The Sub-Sub-Sub-Adviser will not be liable for failure to file such forms.

4.    LIMITED POWER OF ATTORNEY

Based on authority granted to the Sub-Sub-Adviser by the Investment Sub-Sub-Advisory Agreement, the Sub-Sub-Adviser hereby appoints the Sub-Sub-Sub-Adviser as the Trust’s agent and attorney-in-fact for the limited purpose of executing account documentation, agreements, contracts and other documents on behalf of the Portfolio(s), as the Sub-Sub-Sub-Adviser shall be requested by brokers, dealers or other intermediaries, counterparties and other persons or entities in connection with the Services provided by it hereunder. The Sub-Sub-Adviser represents and warrants that the Adviser, on behalf of the Trust, ratified and confirmed as good and effectual, at law or in equity, all that the Sub-Sub-Adviser and its officers and employees may do in the capacity as attorney-in-fact. Nothing in this Agreement shall be construed as imposing a duty on the Sub-Sub-Sub-Adviser, or its officers and employees, to act on or assume responsibility for any matters in its capacity as attorney-in-fact. Any person dealing with the Sub-Sub-Sub-Adviser in its capacity as attorney-in-fact hereunder is hereby expressly put on notice that the Sub-Sub-Sub-Adviser is acting solely in the capacity as an agent of the Trust, that the Trust’s certificate of trust is on file with the Delaware Secretary of State and that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust are enforceable against the assets of such series only, and not against the assets of the Trust generally, or any other series thereof. The Sub-Sub-Sub-Adviser assumes no personal liability whatsoever for obligations of the Portfolio(s) entered into by the Sub-Sub-Sub-Adviser in its capacity as attorney-in-fact. For the avoidance of doubt, nothing in this Section 4 is intended to obviate any liability of the Sub-Sub-Sub-Adviser under this Agreement to the extent contemplated in Section 6.A. If requested by the Sub-Sub-Sub-Adviser, the Sub-Sub-Adviser agrees to request the Adviser and/or Trust execute and deliver a separate form of Limited Power of Attorney in form and substance reasonably acceptable to the Sub-Sub-Sub-Adviser.

5.    COMPENSATION OF SUB-SUB-SUB-ADVISER

The Sub-Sub-Adviser will pay the Sub-Sub-Sub-Adviser a fee that it receives from the Sub-Adviser in an amount calculated in accordance with Appendix A to this Agreement.

6.    LIABILITY AND INDEMNIFICATION

A. Except as may otherwise be provided by the Investment Company Act or any other federal securities law (whose provisions may not be waived or altered by contract), the Sub-Sub-Sub-Adviser shall not be liable for any losses, claims, damages, liabilities or litigation (including reasonable attorney’s fees) incurred or suffered by the Portfolio(s), the Trust or the Adviser as a result of any error of judgment, mistake of law, or other action or omission by the Sub-Sub-Sub-Adviser; provided, however, that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Sub-Sub-Sub-Adviser for, and the Sub-Sub-Sub-Adviser shall indemnify and hold harmless the Sub-Sub-Adviser, to the extent it is liable under the Investment Sub-Sub-Advisory Agreement to the Adviser and the Trust, its employees, officers, trustees, directors and Trust shareholders solely where the funds of the Trust are offered as insurance products and the shareholder of the fund is limited to the insurance company offering the insurance product (collectively, “Adviser Indemnitees”), against, any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Adviser Indemnitees may become subject under the Securities Act, the Investment Company Act, the Advisers Act or any other statute, or at common law or otherwise, arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Sub-Sub-Sub-Adviser in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Prospectus, proxy materials, reports, advertisements, sales literature or other materials pertaining to the Portfolio(s), the Trust or the Adviser, or the omission to state therein a material fact known to the Sub-Sub-Sub-Adviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made solely in reliance upon information furnished to the Sub-Sub-Adviser, the Adviser or the Trust by the Sub-Sub-Sub-Adviser Indemnitees (as defined below) for use therein.

B. Except as may otherwise be provided by the Investment Company Act or any other federal securities law (whose provisions may not be waived or altered by contract), the Sub-Sub-Adviser shall not be liable for any losses, claims, damages, liabilities or litigation (including reasonable attorney’s fees) incurred or suffered by the Sub-Sub-Sub-Adviser as a result of any error of judgment, mistake of law, or other action or omission by the Sub-Sub-Adviser; provided, however, that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Sub-Sub-Adviser for, and the Sub-Sub-Adviser shall indemnify and hold harmless the Sub-Sub-Sub-Adviser, its employees, officers, trustees and directors) (collectively, “Sub-Sub-Sub-Adviser Indemnitees”) against, any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Sub-Sub-Sub-Adviser Indemnitees may become subject under the Securities Act, the Investment Company Act, the Advisers Act or any other statute, or at common law or otherwise, arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Sub-Sub-Adviser in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Prospectus, proxy materials, reports, advertisements, sales literature or other materials pertaining to the Portfolio(s), the Trust or the Adviser, or the omission to state therein a material fact known to the Sub-Sub-Adviser that was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made solely in reliance upon information furnished to the Sub-Sub-Adviser, the Sub-Adviser, the Adviser or the Trust by the Sub-Sub-Sub-Adviser Indemnitees.

7.    REPRESENTATIONS OF SUB-SUB-ADVISER

The Sub-Sub-Adviser represents, warrants and covenants that:

A. The Sub-Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the Investment Company Act, the Advisers Act or other law, regulation or order from performing its obligations under this Agreement; (iii) has met, and will seek to continue to meet for so long as this Agreement is in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform its obligations under this Agreement; (iv) has the power and authority to enter into and perform its obligations under this Agreement; and (v) will promptly notify the Sub-Sub-Sub-Adviser, the Sub-Adviser and the Adviser of the occurrence of any event that would disqualify the Sub-Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Investment Company Act or otherwise.

B. The Sub-Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Investment Company Act and will provide the Sub-Sub-Sub-Adviser with a copy of such code of ethics.

C. The Sub-Sub-Adviser will also promptly notify the Sub-Sub-Sub-Adviser if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, or governmental authority, involving the affairs of the Portfolio(s) and affecting the Sub-Sub-Sub-Adviser or that materially relates to the Sub-Sub-Adviser’s Services under this Agreement.

8.    REPRESENTATIONS OF SUB-SUB-SUB-ADVISER

The Sub-Sub-Sub-Adviser represents, warrants and covenants as follows:

A. The Sub-Sub-Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the Investment Company Act, the Advisers Act or other law, regulation or order from performing its obligations under this Agreement; (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform its obligations under this Agreement; (iv) has the power and authority to enter into and perform its obligations under this Agreement; and (v) will promptly notify the Sub-Sub-Adviser, the Sub-Adviser and the Adviser of the occurrence of any event that would disqualify the Sub-Sub-Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Investment Company Act or otherwise.

B. The Sub-Sub-Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Investment Company Act and will provide the Sub-Sub-Adviser, the Sub-Adviser, the Adviser and the Trust Board with a copy of such code of ethics, together with evidence of its adoption. Within forty-five days of the end of the last calendar quarter of each year that this Agreement is in effect, and as otherwise requested, the Chief Compliance Officer of the Sub-Sub-Sub-Adviser and of any such affiliate shall certify to the Sub-Sub-Adviser, the Adviser and the Trust that the Sub-Sub-Sub-Adviser and any such affiliate have complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-Sub-Sub-Adviser’s or any such affiliate’s code of ethics or, if such a material violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Sub-Sub-Adviser, the Sub-Sub-Sub-Adviser shall permit the Sub-Sub-Adviser’s and/or the Sub-Adviser’s and/or the Adviser’s employees or agents to examine the reports required to be made to the Sub-Sub-Sub-Adviser or any such affiliate by Rule 17j-1(c)(1) and, subject to confidentiality obligations (and unless prohibited under applicable law), other appropriate records relating to such reports or violations of the Sub-Sub-Sub-Adviser’s or such affiliate’s code of ethics.

C. The Sub-Sub-Sub-Adviser will promptly notify the Sub-Sub-Adviser and the Trust if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, or governmental authority, involving the affairs of the Sub-Sub-Adviser, the Trust or the Adviser or their affiliates or that materially relates to the Sub-Sub-Sub-Adviser’s Services as investment adviser under this Agreement or that includes material information that the Trust Board and/or the Sub-Sub-Adviser would reasonably need to be aware of in order to fulfill its obligation to oversee the Sub-Sub-Sub-Adviser.

D. The Sub-Sub-Sub-Adviser has provided the Sub-Sub-Adviser, the Adviser and the Trust Board with a copy of its current Form ADV brochure and brochure supplement(s), which as of the date of this Agreement are Parts 2A and 2B of its Form ADV as most recently filed with the SEC, and promptly will furnish a copy of all amendments to the Sub-Sub-Adviser, the Adviser and the Trust Board at least annually. Such amendments shall reflect all changes in the Sub-Sub-Sub-Adviser’s organizational structure, professional staff or other significant developments affecting the Sub-Sub-Sub-Adviser, as required by the Advisers Act.

E. The Sub-Sub-Sub-Adviser will notify the Sub-Sub-Adviser, the Sub-Adviser, the Adviser and the Trust Board of any changes in the key personnel who are either the portfolio manager(s) of the Portfolio(s) or senior management of the Sub-Sub-Sub-Adviser, in each case prior to or promptly after such change.

F. The Sub-Sub-Sub-Adviser agrees to maintain a commercially reasonable level of errors and omissions or professional liability insurance coverage.

G. The Sub-Sub-Sub-Adviser agrees that neither it, nor any of its affiliates, will knowingly in any way refer directly or indirectly to its relationship with the Portfolio(s), the Trust or the Adviser or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the Adviser, except as required by rule, regulation or upon the request of a governmental authority. However, the Sub-Sub-Sub-Adviser may use the performance of the Portfolio(s) in its composite performance. Nothing in this Agreement is intended to prevent, or shall be construed as preventing, the Sub-Sub-Sub-Adviser or its affiliates from using the names of the Portfolio(s), the Sub-Sub-Adviser, the Trust or the Adviser in any response to a request for information/proposal, and the Sub-Sub-Sub-Adviser and its affiliates are expressly authorized to include the names of the Portfolio(s), the Sub-Sub-Adviser, the Trust and the Adviser on a representative client list.

H. The Sub-Sub-Sub-Adviser agrees to promptly notify the Sub-Sub-Adviser and the Adviser if any of the above representations, warranties and covenants ceases to be true.

9.    [Removed and Reserved]

10.    NON-EXCLUSIVITY

The Services provided by the Sub-Sub-Sub-Adviser pursuant to this Agreement are not to be deemed to be exclusive, and the Sub-Sub-Sub-Adviser shall be free to render investment advisory or other services to others and to engage in other activities. It is understood and agreed that the directors, officers and employees of the Sub-Sub-Sub-Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, managers, trustees, directors, officers or employees of any other firm or corporation; provided, however, that such other services and activities do not, during the term of this Agreement, interfere in a material manner with the Sub-Sub-Sub-Adviser’s ability to meet its obligations hereunder.

11.    CONFIDENTIALITY

Each party to this Agreement agrees that it shall treat as confidential, and not disclose to any third party, any information (including the Sub-Sub-Sub-Adviser’s investment advice) provided to it (“Receiving Party”) by the other party (“Disclosing Party”) that is marked “Confidential” or that reasonably should be known to be confidential, including the investment activities or holdings of the Portfolio(s) (collectively, “Confidential Information”) except to the extent expressly permitted or required under applicable laws and regulations. All Confidential Information that a Disclosing Party provides to a Receiving Party shall not be used by the Receiving Party for any purpose not permitted under this Agreement. The foregoing (a) shall not be applicable to any information that is publicly available when provided by the Disclosing Party or which thereafter becomes publicly available other than in contravention of this Agreement or any confidentiality obligation known to the Receiving Party, (b) shall not prevent disclosure to, or use of any Confidential Information by, any third party, such as attorneys, accountants and other advisers, solely for the purpose of rendering the Services under, or performing the obligations pursuant to, this Agreement, provided that any such disclosure to a third party is made subject to confidentiality obligations equally or more restrictive than those contained herein, and (c) shall not prevent disclosures expressly permitted or required under applicable law, rule or regulation, subject to compliance with the following: If a Receiving Party becomes legally compelled (by interrogatories, requests for information or documents, subpoenas, civil investigative demands, applicable regulations or similar processes) to disclose any Confidential Information, the Receiving Party agrees to provide (to the extent practicable and not prohibited under applicable law) the Disclosing Party with prompt notice of that request(s) so that the Disclosing Party may seek an appropriate protective order or other appropriate remedy and/or waive the Receiving Party’s compliance with the provisions of this Agreement. If that protective order or other remedy is not obtained by the date that the Receiving Party must comply with the request, or if the Disclosing Party waives compliance with the provisions of this Agreement, the Receiving Party agrees to furnish only that portion of the Confidential Information which is legally required in the reasonable opinion of its counsel, and to exercise commercially reasonable efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded to that portion of the Confidential Information which is being furnished or disclosed.

12.    SUPPLEMENTAL ARRANGEMENTS

The Sub-Sub-Sub-Adviser may from time to time employ or associate itself with any person it believes to be particularly suited to assist it in providing the Services to be performed by the Sub-Sub-Sub-Adviser hereunder, provided that no such person shall perform any Services with respect to the Portfolio(s) that would constitute an assignment or require a written advisory contract pursuant to the Investment Company Act. Where the Sub-Sub-Sub-Adviser employs or associates itself with any such person for assistance with it providing the advisory services under this Agreement, any compensation payable to such person shall be the sole responsibility of the Sub-Sub-Sub-Adviser, and the Sub-Sub-Adviser shall have no obligations with respect thereto or otherwise arising under the Agreement. For the avoidance of doubt, the Sub-Sub-Sub-Adviser shall not bear any expenses borne by the Portfolio(s), such as brokerage expenses, where the Sub-Sub-Sub-Adviser causes, in performing the Services under this Agreement, the Portfolio(s) to engage in such an expense.

13.    REGULATION

Both the Sub-Sub-Adviser and the Sub-Sub-Sub-Adviser shall submit to all regulatory and administrative bodies having jurisdiction over the Services provided pursuant to this Agreement any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

14.    RECORDS

The records relating to the Services provided under this Agreement shall be the property of the Trust and shall be under its control; however, the Trust shall furnish to the Sub-Sub-Sub-Adviser such records and permit it to retain such records (either in original or in duplicate form) as it shall reasonably require in order to carry out its business or to comply with applicable laws and regulations. In the event of the termination of this Agreement, at the request of the Trust, such other records shall promptly be returned to the Trust by the Sub-Sub-Sub-Adviser free from any claim or retention of rights therein, provided that the Sub-Sub-Sub-Adviser may retain any such records that are required by law or regulation.

15.    DURATION OF AGREEMENT

This Agreement shall become effective on the date first above written, provided that this Agreement shall not take effect with respect to any of the Portfolio(s) unless it has first been approved with respect to such Portfolio(s) by the Trust Board, including approval by a vote of a majority of those trustees of the Trust who are not “interested persons” (as defined in the Investment Company Act) of any party to this Agreement (“Independent Trustees”), cast in person at a meeting called for the purpose of voting on such approval, and, if required, by the vote of a majority of the outstanding voting securities of such Portfolio(s). This Agreement shall continue in effect for a period of two years from the date first set forth above, or for any additional Portfolio(s) from the effective date of this Agreement with respect to such Portfolio(s), and shall continue in effect from year to year thereafter, or from year to year after the effective date for additional Portfolio(s), only so long as such continuance is specifically approved at least annually by the Trust Board, including approval by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval.

16.    TERMINATION OF AGREEMENT

This Agreement may be terminated at any time with respect to any or all of the Portfolio(s), without the payment of any penalty, (i) by the Trust Board, including a majority of the Independent Trustees, or the vote of a majority of the outstanding voting securities of the applicable Portfolio(s), on sixty (60) days’ written notice to the Sub-Sub-Adviser, the Sub-Sub-Sub-Adviser and the Adviser, or (ii) by the Sub-Sub-Adviser or the Sub-Sub-Sub-Adviser on sixty (60) days’ written notice to the other party and the Trust. This Agreement will automatically terminate in the event the Advisory Agreement or Investment Sub-Advisory Agreement terminates for any reason. This Agreement will also terminate upon written notice by a party to one of the other parties that a party is in material breach of this Agreement, unless the party in material breach of this Agreement cures such breach to the reasonable satisfaction of the party alleging the breach within thirty (30) days after written notice or a longer period as agreed by the party alleging the breach.

17.    USE OF SUB-SUB-SUB-ADVISER’S NAME

The Sub-Sub-Sub-Adviser hereby grants to the Adviser and the Sub-Sub-Adviser during the term of this Agreement, the right and license to use the Sub-Sub-Sub-Adviser’s name and registered and unregistered trademarks, service marks and logos on the Adviser’s website(s) and in other materials solely for the purposes of disclosing and promoting the relationship between the parties described herein. In accordance with the exercise of the license rights granted in the preceding sentence, the Adviser, the Sub-Sub-Adviser and the Sub-Sub-Sub-Adviser may agree to enter into a separate license agreement that shall govern the use of any name, trademarks, service marks and logos.

18.    AMENDMENTS TO THE AGREEMENT

Except to the extent permitted by the Investment Company Act or the rules or regulations thereunder, this Agreement may be amended by the parties only if such amendment, if material, is specifically approved by the vote of a majority of the outstanding voting securities of the Portfolio(s) affected by the amendment (unless such approval is not required by Section 15 of the Investment Company Act as interpreted by the SEC or its staff or unless the SEC has granted an exemption from such approval requirement) and by the vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval shall be effective with respect to the Portfolio(s) if a majority of the outstanding voting securities of the Portfolio(s) vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of other or all of the Portfolio(s) affected by the amendment. Any amendment to this Agreement shall be in writing duly executed by the proper officials of the parties hereto.

19.    ASSIGNMENT

Any assignment (as defined in the Investment Company Act) of this Agreement shall result in its automatic termination. For the avoidance of doubt, no assignment shall be deemed to result from any changes in the partners, managers, directors, officers or employees of the Sub-Sub-Sub-Adviser except as may be provided to the contrary in the Investment Company Act or the rules or regulations thereunder. In the event of a change of control of the Sub-Sub-Sub-Adviser or other action that constitutes, under the Investment Company Act, an assignment of the Sub-Sub-Sub-Adviser’s obligations under this Agreement, the Sub-Sub-Sub-Adviser agrees to bear all reasonable expenses of the Trust, if any, arising out of such an assignment, unless otherwise agreed by the Adviser.

20.    WAIVER

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, rule or regulation, (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing signed by the other party; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

21.    ENTIRE AGREEMENT

This Agreement contains the entire understanding and agreement of the parties with respect to the subject matter hereof.

22.    HEADINGS

The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

23.    NOTICES

All notices required to be given pursuant to this Agreement must be given in writing and shall be delivered in person or by registered or certified mail or a private mail or delivery service providing the sender with notice of receipt or sent by electronic transmission (via facsimile or email) to the address set forth below of each applicable party, or to such other address as the party entitled to receive the notice may designate in writing. Notices sent by registered or certified mail shall be deemed to have been given three business days after deposit of same in the mail. Notices delivered by overnight service shall be deemed to have been given one business day after delivery of the same to a postal service or private courier. Notices sent electronically shall be deemed to have been given when sent. Any notice or other document sent or delivered in any other manner shall be effective only if and when received.

Sub-Sub-Adviser and Sub-Sub-Sub-Adviser each acknowledges its consent to electronic delivery, including via email or facsimile, of any documents or materials required and/or provided by one to the other related to Services provided under this Agreement. Either party may revoke this consent and request any such documents or materials to be mailed, in lieu of electronic delivery, at any time upon reasonable notice to the other.

If to the Sub-Sub-Adviser:	FIL Investment Advisors
Pembroke Hall
42 Crow Lane
Pembroke HM 19
Bermuda
Attention: Company Secretary
Email: imbd0001@fil.com

If to the Sub-Sub-Sub-Adviser:	FIL Investment Advisors UK Limited
Kingswood Fields
Millfield Lane
Lower Kingswood
Tadworth, Surrey, KT20 6RP
United Kingdom
Attention: Company Secretary
Email: fil-ukcompanysecretariat@fil.com

24.    SEVERABILITY

Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

25.    LIMITATION OF LIABILITY

The Sub-Sub-Sub-Adviser hereby expressly acknowledges that the Trust’s certificate of trust is on file in the Office of the Delaware Secretary of State and that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust are enforceable only against the assets of such series only, and not against the assets of the Trust generally or any other series thereof. The Sub-Sub-Sub-Adviser further acknowledges that an officer or trustee of the Trust, when acting in such capacity, is not personally liable to any person other than the Trust and its shareholders for any act, omission or obligation of the Trust or any trustee thereof.

26.    GOVERNING LAW

The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York, and any of the applicable provisions of the Investment Company Act. To the extent that the laws of the State of New York, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.

27.    INTERPRETATION

Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the Investment Company Act. Specifically, the terms “vote of a majority of the outstanding voting securities,” “interested person,” “assignment,” and “affiliated person,” as used herein shall have the meanings assigned to them by Section 2(a) of the Investment Company Act. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

28.    COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first mentioned above.

FIL INVESTMENT ADVISORS		FIL INVESTMENT ADVISORS UK LIMITED

By:	/s/ Katrina Nusum	By:	/s/ Malcolm Palmer
	Name: Katrina Nusum		Name: Malcolm Palmer
	Title: Director		Title: Director

APPENDIX A

TO THE

INVESTMENT SUB-SUB-SUB-ADVISORY AGREEMENT

The Sub-Sub-Adviser shall pay the Sub-Sub-Sub-Adviser for the Services it performs from the compensation received from the Sub-Adviser.

Portfolio(s)	Fee Rate

Multimanager Technology Portfolio	55% of the monthly management fee rate that the Fund is obligated to pay the Sub-Adviser under its Sub-Advisory Agreement with the Sub-Adviser.